  As filed with the Securities and Exchange Commission on September 6, 1995.

                                                   Registration No. 33-_____

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            SPS TECHNOLOGIES, INC.
              (Exact name of issuer as specified in its charter)

                        Pennsylvania                                             23-1116110
                  (State of Incorporation)                          (I.R.S. Employer Identification No.)
      101 Greenwood Avenue, Suite 470, Jenkintown,  PA                              19046
          (Address of Principal Executives Offices)                              (Zip Code)

                 SPS 1988 LONG TERM INCENTIVE STOCK PLAN (As amended, effective May 2, 1995)

                   SPS Technologies, Inc.                                        Copies to:
               101 Greenwood Avenue, Suite 470                        Baldo M. Carnecchia, Jr., Esquire
                    Jenkintown, PA  19046                          Montgomery, McCracken, Walker & Rhoads
           (Name and address of agent for service)                        Three Parkway, 20th Floor
                       (215) 517-2000                                      Philadelphia, PA 19102
           (Telephone number of agent for service)                             (215) 665-7218

                                         CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------------
    Title of                Amount                 Proposed                   Proposed
  Securities to              to be             Maximum Offering           Maximum Aggregate
  be Registered          Registered(1)          Price per Share            Offering Price                  Fee
- -------------------------------------------------------------------------------------------------------------------
Common Stock,                300,000             $39.125(2)                $11,737,500(3)            $4,047.09(4)
par value
$1.00 per share
- -------------------------------------------------------------------------------------------------------------------

(1) There are also being registered hereunder such additional number of shares as may be issued pursuant to the anti-dilution provisions of the Plan.

(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, based on the average of the high and low prices reported in the consolidated reporting system of the Company's Common Stock on August 30, 1995 through the New York Stock Exchange.

(3) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h).

(4)  Fee required by Section 6(b) of the Securities Act of 1933.

===============================================================================

            Sequentially numbered original consisting of 10 pages.
                Exhibit Index is located at sequential page 8.

   General Instructions - Paragraph E. Registration of Additional Securities

            This Registration Statement on Form S-8 of SPS Technologies, Inc. ("Registrant") relates to the registration of additional securities of the same class as other securities for which a registration statement is already effective. On May 2, 1995, the shareholders of the Registrant approved an amendment to the SPS 1988 Long Term Incentive Stock Plan (the "Plan") that increases by 300,000 shares the total number of shares available for grant or award thereunder (as well as effecting certain other changes). As of August 22, 1995, 3,825 Shares have been issued under the Plan as Restricted Share Awards; Options to purchase 571,925 Shares have been issued and exercised under the Plan; and Options to purchase 765,261 Shares have been issued under the Plan, have neither expired nor been exercised, and are outstanding. Accordingly, 308,989 Shares are available for award as of that date under the Plan. The total number of shares covered by the Plan, since its inception, is 1,650,000. This Registration Statement incorporates by reference all prior registration statements filed on Form S-8 with respect to the Plan, including Registration Statements No. 33-51827, No. 33-23778, No. 2-64082 and No. 2-90908.


         Part II - Information Required In The Registration Statement

Item 3.  Incorporation of Documents by Reference.

            The documents listed below and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

            (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

            (2) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995 and June 30, 1995;

            (3) The Registrant's Current Report on Form 8-K filed on August 28, 1995;

            (4) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year covered by the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994; and

            (5) The description of the Common Stock to be offered by the Registrant, contained in a Registration Statement registering such Common

Stock under Section 12 of the Exchange Act, including any amendment or report filed by the Registrant for the purpose of updating such description.


Item 4.  Description of Securities.

            Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

            Exhibit 5 to this Registration Statement contains the opinion of Aaron Nerenberg, Esquire, Vice President, General Counsel and Secretary of the Registrant. Mr. Nerenberg, as a participant in the Plan eligible to receive grants of stock options and restricted shares thereunder, owns outright 2,750 shares of Common Stock, and holds options to purchase up to 23,002 additional shares of Common Stock.


Item 6.  Indemnification of Directors and Officers.

            Under Article IX of the Registrant's By-laws, indemnification of directors and officers is mandatory to the fullest extent permitted by Pennsylvania law, except in the case where the act or failure to act is determined by a court to have constituted willful misconduct or recklessness. Additionally, the Registrant has executed an Indemnification Agreement with each of its directors and officers providing for indemnification in all circumstances except where (i) payment of an individual's indemnifiable liability is made under an insurance policy maintained by the Registrant; (ii) indemnification occurs under a provision of the Registrant's Articles of Incorporation, By-laws or otherwise than under the Indemnification Agreement;
(iii) the individual is determined to have received a personal pecuniary profit to which he or she was not entitled; (iv) a successful claim is made for an accounting of profits made from the purchase or sale of securities of the Registrant or for illegal use of material, nonpublic information of Registrant; or (v) such indemnification is finally determined to be unlawful. Subchapter B of Chapter 5, and Subchapters B, C and D of Chapter 17 of Pennsylvania's Business Corporation Law of 1988, as amended, contain relevant statutory provisions. The Registrant also has a policy of directors' and officers' liability insurance.


Item 7.  Exemption From Registration Claimed.

            Not applicable.

Item 8.  Exhibits.

            The following exhibits are filed as part of this Registration
Statement:


           DESCRIPTION                                  EXHIBIT NO.
           -----------                                  -----------

 (4)   Instruments defining the rights of security   Incorporated by
       holders, including indentures                 reference


 (5)   Opinion re legality                                  5


(15)   Letter re unaudited interim financial         Not applicable
       information


(23)   Consents of experts and counsel                    23, 5

(24)   Power of attorney                             Not applicable


(25)   Statement of eligibility of trustee           Not applicable


(27)   Financial data schedule                       Not applicable


(28)   Information from reports furnished to         Not applicable
       state insurance regulatory authorities

(99)   Additional exhibits                           Not applicable



Item 9.  Undertakings.

            The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("1933 Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) hereof shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given a copy of the Registrant's Annual Report to Shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

            Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jenkintown, Commonwealth of Pennsylvania, on the 31st of August, 1995.


                                   SPS TECHNOLOGIES, INC.



                                   By: /s/ William M. Shockley
                                       ---------------------------------------
                                       Name:   William M. Shockley
                                       Title:  Vice President, Chief Financial
                                               Officer and Controller

            Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signatures                                       Title                               Date
=====================================================================================================================

/s/ Charles W. Grigg                                     Chief Executive Officer            August 31, 1995
- ---------------------------------------------
Charles W. Grigg



/s/ Harry J. Wilkinson                                        President and                 August 31, 1995
- ---------------------------------------------            Chief Operating Officer
Harry J. Wilkinson


/s/ William M. Shockley                              Vice President, Chief Financial        August 31, 1995
- ---------------------------------------------             Officer and Controller
William M. Shockley


/s/ Howard T. Hallowell, III                                    Director                    August 31, 1995
- ---------------------------------------------
Howard T. Hallowell, III


/s/ Dr. John Francis Lubin                                      Director                    August 31, 1995
- ---------------------------------------------
Dr. John Francis Lubin


/s/ Raymond P. Sharpe                                           Director                    August 31, 1995
- ---------------------------------------------
Raymond P. Sharpe


/s/ Paul F. Miller, Jr.                                         Director                    August 31, 1995
- ---------------------------------------------
Paul F. Miller, Jr.


/s/ Eric M. Ruttenberg                                          Director                    August 31, 1995
- ---------------------------------------------
Eric M. Ruttenberg



                                 EXHIBIT INDEX



   Exhibit                                                           Page
   Number                    Description                            Number
===============================================================================

      5      Opinion and Consent of Aaron Nerenberg, Vice             9
             President, Corporate Counsel and Secretary, SPS
             Technologies, Inc.


     23      Consent of Coopers & Lybrand                            10